UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2018, ReShape Lifesciences Inc. (the “Company”) filed a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), with the Secretary of State of the State of Delaware to effect a 1-for-140 reverse split of the Company’s outstanding common stock, $0.01 par value per share (the “Reverse Stock Split”). The Reverse Stock Split became effective after the close of market on November 7, 2018 and will be effective for trading purposes upon the commencement of trading on November 8, 2018, at which point the Company’s common stock will begin trading on a split adjusted basis on the NASDAQ Capital Market. As a result of the Reverse Stock Split, each 140 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

As a result of the reverse stock split, proportional adjustments will be made to the number of shares of common stock issuable upon exercise or conversion, and the per share exercise or conversion price, of the company’s outstanding warrants, stock options and convertible preferred stock, in each case in accordance with their terms.

The Reverse Stock Split does not reduce the number of authorized shares of common stock and preferred stock under the Certificate. Therefore, the effect of the Reverse Stock Split is to increase the number of shares of common stock and preferred stock available for issuance relative to the number of shares issued and outstanding.  The Reverse Stock Split will not alter the par value of the common stock or preferred stock or modify any voting rights or other terms of the common stock or any series of preferred stock.

A copy of the Certificate of Amendment to the Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The table below sets forth, for illustrative purposes only, certain effects of the Reverse Stock Split based on the Company’s total outstanding common stock and common stock equivalents (without giving effect to the treatment of fractional shares) as of October 30, 2018.

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split	Common Stock and Equivalents Outstanding After 1-for- 140 Reverse Stock Split
Common stock outstanding	127,650,735	911,791
Common stock underlying options	603,725	4,312	(1)
Common stock reserved for issuance under stock incentive plan	437,880	3,128
Common stock underlying warrants	16,061,051	114,722	(2)
Common stock underlying series B convertible preferred stock	5,768,572	40,561	(3)
Common stock underlying series C convertible preferred stock	635,920	4,542	(4)
Total common stock and equivalents	151,067,051	1,075,489

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split	Common Stock and Equivalents Outstanding After 1-for- 140 Reverse Stock Split
Common stock available for future issuance	123,932,117	273,920,944

(1) After the Reverse Stock Split, the lowest exercise price of any outstanding stock option is $492.80 per share. Therefore, therefore all outstanding stock options are underwater as of the date hereof.

(2) After the Reverse Stock Split, warrants to purchase 43,105 shares of our common stock contain a full-ratchet anti-dilution provision and the exercise price of those warrants is currently $2.80 per share.

(3) After the Reverse Stock Split, the current conversion price of the series B convertible preferred stock is $2.80 per share. The conversion price of the series B convertible preferred stock is subject to a full-ratchet anti-dilution provision.

(4)  In the event of a liquidation, the holders of shares of series C convertible preferred stock are entitled to be paid, before any payments are to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to the greater of (i) $5,772.4254 per share (on an post-Reverse Stock Split, as-converted-to-common stock basis), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of series C convertible preferred stock been converted to common stock immediately prior to such liquidation.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of the ReShape Lifesciences Inc. Sixth Amended and Restated Certificate of Incorporation, as amended (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: November 7, 2018